Exhibit 5.2.2

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 ● 309 ● 1000 FAX 212 ● 309 ● 1100
FILE NO: 011053.0000015
September 1, 2021

Evergy Kansas Central, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Re:	Evergy Kansas Central, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Evergy Kansas Central, Inc., a Kansas corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”) and first mortgage bonds of the Company, in each case, in amounts, at prices and on terms to be determined at the time of an offering.

The Senior Debt Securities will be issued pursuant to an Indenture (the “Senior Indenture”) dated August 1, 1998, between the Company (formerly Westar Energy, Inc.) and Deutsche Bank Trust Company Americas, as trustee (the “Senior Trustee”), which is incorporated by reference as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued pursuant to an Indenture (the “Subordinated Indenture”) to be entered into between the Company (formerly Westar Energy, Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”), substantially in the form included as an exhibit to the Registration Statement.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to us for

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE  DALLAS   DUBAI  HOUSTON  LONDON

LOS ANGELES  MIAMI  NEW YORK  NORFOLK  RICHMOND  SAN FRANCISCO  THE WOODLANDS  TOKYO  TYSONS  WASHINGTON, DC

www.HuntonAK.com

Evergy Kansas Central, Inc.

September 1, 2021

examination. We have also assumed that the Senior Indenture is the valid and legally binding obligation of the Senior Trustee and that the Subordinated Indenture will be the valid and binding obligation of the Subordinated Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1.    Each series of Senior Debt Securities will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities; and (ii) such Senior Debt Securities shall have been duly executed and authenticated and issued as provided in the Senior Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.    Each series of Subordinated Debt Securities will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Company Board shall have duly adopted final resolutions authorizing (a) the execution and delivery of the Subordinated Indenture and (b) the issuance and sale of such series of Subordinated Debt Securities; (ii) the Subordinated Indenture has been duly authorized, executed and delivered in accordance with the final resolutions of the Company Board; and (iii) such Subordinated Debt Securities shall have been duly executed and authenticated and issued as provided in the Subordinated Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities: (i) any Debt Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) any Debt Securities being offered will be issued and sold in compliance with K.S.A. Section 66-125; (iii) the terms of any Debt Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) neither the Senior Indenture nor the form of Subordinated Indenture will have been modified or amended; and (vi) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, we have further assumed that the Subordinated Indenture, when executed in final form, will be governed by the laws of the State of New York.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

Evergy Kansas Central, Inc.

September 1, 2021

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose.

/s/ Hunton Andrews Kurth LLP